UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 14, 2005

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 14, 2005, Robert L. Ryan was elected to the Corporation’s Board of Directors. Mr. Ryan is currently a director of Hewlett-Packard Company, UnitedHealth Group, and General Mills. He served as Senior Vice President and Chief Financial Officer of Medtronic, a leading medical technology company, until his retirement earlier this year. He previously held senior financial positions at Union Texas Petroleum Corporation. Mr. Ryan will serve on the Corporation’s Audit Committee and Corporate Governance Committee.

ITEM 7.01 REGULATION FD DISCLOSURE.

On October 14, 2005, the Corporation announced that (a) Mr. Ryan had been elected to the Corporation’s Board of Directors; (b) its Board of Directors increased the Corporation’s authorization under its stock repurchase program by 5.0 million shares; and (c) its Board of Directors declared a quarterly cash dividend of $.28 per share of the Corporation’s outstanding common stock payable December 30, 2005, to stockholders of record at the close of business on December 16, 2005. Attached to this Current Report on Form 8-K as Exhibit 99 is a copy of the Corporation’s related press release dated October 14, 2005. The information furnished under Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set for by specific reference in a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99       Press Release of the Corporation dated October 14, 2005.

Exhibit 99 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHRISTINA M. MCMULLEN Christina M. McMullen Vice President and Controller

Date: October 14, 2005